Exhibit 99.1
     NEW YORK, NY, February 27, 2007 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at December 31, 2006 was $266.82, an increase of 15.1% from stockholders’ equity per common share of $231.72 at December 31, 2005 (all as adjusted for the stock dividend declared in February 2006), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. On a consolidated basis, cash and invested assets were approximately $4.126 billion at December 31, 2006, an increase of 29.6% from approximately $3.183 billion at December 31, 2005. Mr. Hicks commented, “Underwriting results were excellent at all three of our insurance operating units, and net investment income rose to record levels during 2006. We are pleased with the growth in stockholders’ equity per common share during 2006, as well as its increase over the past five years at a compound annual rate of 8.7 percent.”
     Alleghany’s net earnings from continuing operations in 2006 were $251.2 million, or $30.31 per common share (presented on a diluted basis throughout), compared with net earnings from continuing operations of $46.0 million, or $5.72 per common share, in 2005. 2006 net earnings were $251.2 million, or $30.31 per common share, compared with net earnings (which reflect discontinued operations) of $52.3 million, or $6.51 per common share, in 2005. Discontinued operations consist of the operations of World Minerals, Inc. prior to its disposition in July 2005.
     Highlights of Alleghany’s results for the years ended December 31, 2006 and 2005 are as follows:

			Per Share(1)
(in millions, except for per share and share amounts)	2006	2005	2006	2005
Net earnings from continuing operations
Adjustments:	$251.2	$46.0	$30.31	$5.72
Add: Net catastrophe losses after tax	11.7	215.0	1.41	26.73
Deduct: Realized capital losses (gains)	(18.3)	(96.5)	(2.21)	(12.00)

Net earnings from continuing operations, as adjusted (2)	$244.6	$164.5	$29.51	$20.45

Average number of outstanding shares of common stock on a diluted basis (3)			8,305,100	8,043,732

(1)	Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the “if-converted method.”

(2)	Adjusted to exclude net catastrophe losses after tax and realized capital gains.

(3)	Adjusted to reflect the dividend of common stock declared in February 2006.
     Additional information regarding the 2006 results of Alleghany and its operating units, including audited consolidated financial statements of Alleghany, as well as management discussion and analysis with respect to 2006 results, is contained in Alleghany’s Annual Report on Form 10-K for the year ended December 31, 2006, which will be filed with the U.S. Securities and Exchange Commission on or about February 28, 2007. Set forth below are details concerning 2006 and 2005 fourth quarter financial results of Alleghany and its operating units that are not included in Alleghany’s 2006 Form 10-K.

     Alleghany’s net earnings from continuing operations in the fourth quarter of 2006 were $65.4 million, or $7.42 per common share, compared with $52.8 million, or $6.55 per common share, in the fourth quarter of 2005. Alleghany’s 2006 fourth quarter net earnings were $65.4 million, or $7.42 per common share, compared with net earnings (which reflect discontinued operations) of $52.6 million, or $6.55 per common share, in the fourth quarter of 2005.
     Highlights of Alleghany’s results for the three months ended December 31, 2006 and 2005 are as follows:

			Per Share(1)
(in millions, except for per share and share amounts)	2006	2005	2006	2005
Net earnings from continuing operations
Adjustments:	$65.4	$52.8	$7.42	$6.55
Add: Net catastrophe losses after tax	5.5	26.2	0.62	3.25
Deduct: Realized capital losses (gains)	(7.0)	(32.9)	(0.80)	(4.09)

Net earnings from continuing operations, as adjusted (2)	$63.9	$46.1	$7.24	$5.71

Average number of outstanding shares of common stock on a diluted basis (3)			8,830,159	8,058,545

(1)	Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the “if-converted method.”

(2)	Adjusted to exclude net catastrophe losses after tax and realized capital gains.

(3)	Adjusted to reflect the dividend of common stock declared in February 2006.
     The comparative contributions to earnings from continuing operations before taxes and minority interest made by Alleghany Insurance Holdings LLC (“AIHL,” a holding company for Alleghany’s property and casualty insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation (“CATA”) and Darwin Professional Underwriters, Inc. (“Darwin”), as well as AIHL’s subsidiary AIHL Re LLC (“AIHL Re”)), and corporate activities (consisting of Alleghany Properties LLC and corporate activities at the parent level), during the three months December 31, 2006 and 2005 were as follows (in millions):

	Three Months Ended Dec. 31,
	2006	2005
AIHL	$96.3	$32.3
Corporate activities	4.8	51.0

Total	$101.1	$83.3

     The comparative pre-tax contributions to AIHL’s results made by its operating units RSUI, CATA and Darwin and its AIHL Re subsidiary for the three months December 31, 2006 and 2005 were as follows (in millions, except ratios):

	RSUI	AIHL Re	CATA	Darwin	Total AIHL
2006

Gross premiums written	$331.9	—	$48.6	$62.9	$443.4
Cession to AIHL Re	—	—	—	—	—

Gross premiums written after AIHL Re cession	$331.9	—	$48.6	$62.9	$443.4

Net premiums written	$172.7	—	$46.8	$41.8	$261.3

Net premiums earned (1)	$170.3	$18.2	$43.7	$38.1	$270.3
Loss and loss adjustment expenses	83.9	—	20.0	23.3	127.2
Underwriting expenses (2)	38.7	0.1	19.9	10.6	69.3

Underwriting profit (3)	$47.7	$18.1	$3.8	$4.2	$73.8

Net investment income (1)					36.1
Net realized capital losses (1)					(1.1)
Other income (1)					0.3
Other expenses (2)					(12.8)

Earnings before income taxes and minority interest					$96.3

Loss ratio (4)	49.3%	—	45.7%	61.3%	47.0%
Expense ratio (5)	22.7%	0.3%	45.6%	27.9%	25.7%

Combined ratio (6)	72.0%	0.3%	91.3%	89.2%	72.7%

2005

Gross premiums written	$345.6	—	$40.4	$52.3	$438.3
Net premiums written	174.6	—	37.9	33.3	245.8

Net premiums earned (1)	$159.0	—	$40.0	$24.0	$223.0
Loss and loss adjustment expenses	122.2	—	18.9	17.3	158.4
Underwriting expenses (2)	30.3	—	16.6	5.7	52.6

Underwriting profit (3)	$6.5	—	$4.5	$1.0	$12.0

Net investment income (1)					21.3
Net realized capital gains (1)					1.2
Other income (1)					0.6
Other expenses (2)					(2.8)

Earnings before income taxes and minority interest					$32.3

Loss ratio (4)	76.8%	—	47.4%	71.7%	71.0%
Expense ratio (5)	19.1%	—	41.7%	23.5%	23.6%

Combined ratio (6)	95.9%	—	89.1%	95.2%	94.6%

(1)	Represent components of total revenues.

(2)	Underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses directly attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income and other income or net realized capital gains. Underwriting profit does not replace net income determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income and other income or net realized capital gains, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net income attributable to their underwriting performance. With the addition of net investment income and other income and net realized capital gains, reported pre-tax net income (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.
     The increase in RSUI’s underwriting profit in the 2006 fourth quarter, compared with the corresponding 2005 period, primarily reflects significantly lower net catastrophe losses in the

2006 fourth quarter, partially offset by a $8.9 million net reserve adjustment primarily reflecting a decrease in estimated reinsurance recoverables related to Hurricane Katrina due to a change in the composition of estimated ceded losses, partially offset by prior year reserve releases related to Hurricane Wilma and 2004 third quarter hurricanes. AIHL Re’s underwriting profit in the 2006 fourth quarter reflects the absence of significant catastrophe losses during the 2006 fourth quarter.
     CATA reported a $3.8 million underwriting profit in the 2006 fourth quarter compared with an underwriting profit of $4.5 million in the 2005 fourth quarter, due primarily to higher loss adjustment and commission expenses, partially offset by higher net premiums earned during the 2005 fourth quarter. Darwin reported an underwriting profit in the 2006 fourth quarter of $4.2 million, compared with an underwriting profit of $1.0 million in the corresponding 2005 period, primarily reflecting reserve adjustments in the 2006 fourth quarter due to favorable loss emergence in prior accident years.
     The increase in AIHL’s net investment income in the 2006 fourth quarter, compared with the corresponding period in 2005, primarily reflects a larger invested asset base attributable principally to capital contributions made by Alleghany to RSUI and Darwin during the 2005 fourth quarter, higher investment yields and positive cash flow.
     Highlights of results for corporate activities during the three months ended December 31, 2006 and 2005 were as follows (in millions):

	Three months ended December 31,
	2006	2005
Revenues	$18.7	$60.6
Other operating expenses	0.5	1.1
Corporate administration expense	12.1	7.6
Interest expense	1.3	0.9

Earnings from continuing operations before income taxes and minority interest	$4.8	$51.0

     Corporate activities’ 2006 fourth quarter results primarily reflect $11.9 million of net realized capital gains from sales of securities in the 2006 fourth quarter, compared with $49.5 million of net realized capital gains in the fourth quarter of 2005. Corporate administration expenses increased in the 2006 fourth quarter from the 2005 fourth quarter primarily reflecting increased expenses for benefits incurred and other employee-related costs.
Comment on Regulation G
     This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures are included herein. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.

     In addition to the GAAP presentations of net earnings (loss), Alleghany also shows net earnings (loss) as adjusted to exclude both net catastrophe losses after tax and net gains on investment transactions after tax, a non-GAAP financial measure, which is intended to assist investors in analyzing the impact of such items and represents the way management analyzes Alleghany’s results. Catastrophe losses and gains on investment transactions can fluctuate significantly from period to period, which could distort the analysis of trends and comparability of reported periods.
     Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #
Forward-looking Statements
     This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. These statements are not guarantees of future performance, and we have no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to our insurance operating units such as
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty industry;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by our insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of our insurance operating units’ reinsurers to pay reinsurance recoverables owed to our insurance operating units;

•	changes in the ratings assigned to our insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts;

•	increases in the levels of risk retention by our insurance operating units; and

•	adverse loss development for events insured by our insurance operating units in either the current year or prior year.
Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in market prices of our significant equity investments;

extended labor disruptions, civil unrest or other external factors over which we have no control; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by us or on our behalf.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 12/31/06			THREE MONTHS ENDED 12/31/05
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED

Revenues
Net premiums earned	$270,326	$0	$270,326	$222,958	$0	$222,958
Net investment income	36,127	6,519	42,646	21,332	4,752	26,084
Net realized capital (losses) gains	(1,117)	11,926	10,809	1,231	49,465	50,696
Other income	270	268	538	560	6,469	7,029

Total revenues	305,606	18,713	324,319	246,081	60,686	306,767

Costs and expenses
Loss and loss adjustment expenses	127,210	0	127,210	158,347	0	158,347
Commissions, brokerage and other underwriting expenses	69,358	0	69,358	52,636	0	52,636
Other operating expenses	12,741	506	13,247	2,844	1,071	3,915
Corporate administration	0	12,073	12,073	(1)	7,603	7,602
Interest expense	0	1,351	1,351	0	932	932

Total costs and expenses	209,309	13,930	223,239	213,826	9,606	223,432

Earnings from continuing operations, before income taxes and minority interest	$96,297	$4,783	101,080	$32,255	$51,080	83,335

Income taxes			33,031			30,548

Earnings from continuing operations, before minority interest			68,049			52,787

Minority interest, net of tax			2,608			0

Earnings from continuing operations			65,441			52,787

Discontinued operations
Operations			0			(365)
Income taxes			0			(128)

Earnings from discontinued operations, net			0			(237)

Net earnings			$65,441			$52,550

Net earnings			$65,441			$52,550
Preferred dividends			4,306			0

Net earnings available to common stockholders			$61,135			$52,550

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	YEAR ENDED 12/31/06			YEAR ENDED 12/31/05
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$1,010,129	$0	$1,010,129	$849,653	$0	$849,653
Net investment income	123,522	20,855	144,377	67,330	15,682	83,012
Net realized capital gains	13,889	14,335	28,224	31,638	116,808	148,446
Other income	1,865	24,570	26,435	3,295	11,420	14,715

Total revenues	1,149,405	59,760	1,209,165	951,916	143,910	1,095,826
Costs and expenses
Loss and loss adjustment expenses	498,954	0	498,954	747,967	0	747,967
Commissions, brokerage and other underwriting expenses	251,877	0	251,877	216,796	0	216,796
Other operating expenses	44,440	3,671	48,111	26,197	3,268	29,465
Corporate administration	0	41,667	41,667	9	38,296	38,305
Interest expense	0	5,626	5,626	0	3,474	3,474

Total costs and expenses	795,271	50,964	846,235	990,969	45,038	1,036,007

Earnings (loss) from continuing operations, before income taxes and minority interest	$354,134	$8,796	362,930	($39,053)	$98,872	59,819

Income taxes			106,109			13,842

Earnings from continuing operations, before minority interest			256,821			45,977

Minority interest, net of tax			5,577			0

Earnings from continuing operations			251,244			45,977

Discontinued operations

Operations			0			12,641

Income taxes			0			6,284

Earnings from discontinued operations, net			0			6,357

Net earnings			$251,244			$52,334

Net earnings			$251,244			$52,334
Preferred dividends			8,994			0

Net earnings available to common stockholders			$242,250			$52,334

ALLEGHANY CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	DECEMBER 31,	DECEMBER 31,
	2006	2005*
ASSETS
Available for sale securities at fair value:
Equity securities	$872,900	$796,192
Debt securities	2,622,307	1,589,371
Short-term investments	438,567	738,846

	3,933,774	3,124,409

Other invested assets	123,651	10,876

Total investments	4,057,425	3,135,285

Cash	68,332	47,457
Notes receivable	91,536	91,535
Premium balances receivable	222,958	223,378
Reinsurance recoverables	1,067,926	1,642,199
Ceded unearned premium reserves	324,988	314,472
Deferred acquisition costs	80,018	62,161
Property and equipment — at cost, net of accumulated depreciation and amortization	18,404	19,708
Goodwill and other intangibles, net of amortization	159,772	167,506
Other assets	87,381	74,196
Current taxes receivable	0	18,310

	$6,178,740	$5,796,207

LIABILITIES AND STOCKHOLDERS’ EQUITY
Losses and loss adjustment expenses	$2,304,644	$2,581,041
Unearned premiums	886,539	812,982
Reinsurance payable	114,454	181,693
Net deferred tax liabilities	62,937	95,988
Subsidiaries’ debt	80,000	80,000
Current taxes payable	29,499	0
Minority interest	77,875	0
Other liabilities	199,546	176,176

Total liabilities	3,755,494	3,927,880
Stockholders’ equity	2,423,246	1,868,327

	$6,178,740	$5,796,207

COMMON SHARES OUTSTANDING (adjusted for stock dividends)	7,959,293	8,062,977

*	Certain amounts have been reclassified to conform to the 2006 presentation.